Exhibit 99.1

_+ KAN FC1 TNW ED1 IRW RWB PFM (PAYLESS SHOESOURCE INC - FINANCE 136152  CG)
524
6...ra
CGTH018   /FROM PR NEWSWIRE CHICAGO  888-776-6551/
>%
[STK] PSS
[IN] REA FAS
[SU] SLS
TO BUSINESS AND RETAILING EDITORS:

            PAYLESS SHOESOURCE REPORTS MARCH SAME-STORE SALES RESULTS

    TOPEKA, Kan., April 7 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc. (NYSE: PSS) today reported that same-store sales increased 1.4 percent during the March reporting period, the five weeks ended April 2, 2005. All data in this press release relate to continuing operations.

    Company sales totaled $270.2 million, a 1.4 percent decrease from $273.9 million during fiscal March of last year.

    Total sales for the first two months of fiscal 2005 were $452.7 million, a
3.2 percent increase from $438.6 million during the similar period in fiscal
2004.

    Same-store sales increased 5.9 percent during the first two months of the fiscal year.

    Sales were as follows (unaudited):

                       MARCH SALES* (DOLLARS IN MILLIONS)

                            Percent      Same-Store Sales***
    Fiscal     Fiscal      Increase/           Percent
    2005**     2004**      (Decrease)    Increase/(Decrease)
    -------    --------    ----------    -------------------
    $ 270.2    $  273.9      (1.4)%             1.4%

                    YEAR-TO-DATE SALES* (DOLLARS IN MILLIONS)

                            Percent      Same-Store Sales***
    Fiscal     Fiscal      Increase/          Percent
    2005**     2004**      (Decrease)    Increase/(Decrease)
    -------    --------    ----------    -------------------
    $ 452.7    $  438.6       3.2%              5.9%

    *     Sales from continuing operations.

    ** The fiscal year for operations in the company's Latin American region and Japan is based on a December 31 year-end. Operations in the company's Latin American region (177 stores) and Japan are included in total company results on a one-month lag relative to results from other regions.

    *** Same-store sales represent sales of those stores in the United States, Canada, Puerto Rico, Guam and Saipan that were open during both periods. Same-store-sales exclude stores in the company's Latin American region.

    "Payless ShoeSource remains committed to its long-standing goal to achieve low single-digit positive same-store sales on a consistent basis," said Steven
J. Douglass, Chairman and Chief Executive Officer of Payless ShoeSource, Inc. "Based on quarter-to-date sales, we are on-track to achieve this objective in the first quarter despite the fact that April sales will likely be negatively affected by the shift in Easter to March 2005 from April last year."

    Payless ShoeSource, Inc. is the largest specialty family footwear retailer in the Western Hemisphere. As of the end of March 2005, the Company operated a total of 4,646 stores offering quality family footwear and accessories at affordable prices. In addition, customers can buy shoes over the Internet through Payless.com(R), at http://www.payless.com .

    This release contains forward-looking statements relating to anticipated financial performance, strategic alternatives, and the impacts of such alternatives on anticipated financial performance. A variety of known and unknown risks and uncertainties and other factors could cause actual results to differ materially from the anticipated results or expectations. Please refer to the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, and the Form 10-Q for the quarter ending October 30, 2004, for more information on risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    For additional information regarding March 2005 sales performance, please call the Payless ShoeSource Investor Relations phone line at 1-800-626-3204. Select submenu 1, option 2. Or, visit our Investor Relations website at http://www.paylessinfo.com .

SOURCE  Payless ShoeSource, Inc.
    -0-                             04/07/2005
    /CONTACT: Timothy J. Reid of Payless ShoeSource, Inc., +1-785-295-6695/ /Company News On-Call: http://www.prnewswire.com/comp/136152.html / /Web site: http://www.paylessinfo.com /